Exhibit 99.2

Business and Financial Update July 31, 2009

2 Safe Harbor Statement The information contained herein is as of the date of this presentation. Many factors may impact forward-looking statements including, but not limited to, the following: the length and severity of ongoing economic decline; changes in the economic and financial viability of our customers, suppliers, and trading counterparties, and the continued ability of such parties to perform their obligations to the Company; high levels of uncollectible accounts receivable; access to capital markets and capital market conditions and the results of other financing efforts which can be affected by credit agency ratings; instability in capital markets which could impact availability of short and long-term financing; potential for continued loss on investments, including nuclear decommissioning and benefit plan assets; the timing and extent of changes in interest rates; the level of borrowings; the availability, cost, coverage and terms of insurance and stability of insurance providers; the effects of weather and other natural phenomena on operations and sales to customers, and purchases from suppliers; economic climate and population growth or decline in the geographic areas where we do business; environmental issues, laws, regulations, and the increasing costs of remediation and compliance, including actual and potential new federal and state requirements that could include carbon and more stringent mercury emission controls, a renewable portfolio standard, energy efficiency mandates, and a carbon tax or cap and trade structure; nuclear regulations and operations associated with nuclear facilities; impact of electric and gas utility restructuring in Michigan, including legislative amendments and Customer Choice programs; employee relations and the impact of collective bargaining agreements; unplanned outages; changes in the cost and availability of coal and other raw materials, purchased power and natural gas; the effects of competition; the uncertainties of successful exploration of gas shale resources and challenges in estimating gas reserves with certainty; impact of regulation by the FERC, MPSC, NRC and other applicable governmental proceedings and regulations, including any associated impact on rate structures; changes in and application of federal, state and local tax laws and their interpretations, including the Internal Revenue Code, regulations, rulings, court proceedings and audits; the ability to recover costs through rate increases; the cost of protecting assets against, or damage due to, terrorism; changes in and application of accounting standards and financial reporting regulations; changes in federal or state laws and their interpretation with respect to regulation, energy policy and other business issues; and binding arbitration, litigation and related appeals. New factors emerge from time to time. We cannot predict what factors may arise or how such factors may cause our results to differ materially from those contained in any forward- looking statement. Any forward-looking statements refer only as of the date on which such statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. This presentation should also be read in conjunction with the "Forward-Looking Statements" section in each of DTE Energy's and Detroit Edison's 2008 Forms 10-K and 2009 Forms 10-Q (which sections are incorporated herein by reference), and in conjunction with other SEC reports filed by DTE Energy and Detroit Edison. Cautionary Note - The Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We use certain terms in this presentation such as "probable reserves" that the SEC's guidelines strictly prohibit us from including in filings with the SEC. You are urged to consider closely the disclosure in DTE's 2008 Form 10-K, File No. 1-11607, available from our offices or from our website at www.dteenergy.com. You can also obtain this Form from the SEC by calling 1-800-SEC-0330.

3 Participants Dave Meador, Executive Vice President and CFO Peter Oleksiak, Vice President and Controller Nick Khouri, Vice President and Treasurer Lisa Muschong, Director of Investor Relations

4 Overview 2nd Quarter 2009 Earnings Results Cash Flow and Capital Expenditures Summary

2009 Overview 5 Overall, 2009 earnings and cash flow remain on track to our plan Continuous improvement initiatives continue to produce ongoing cost savings Continued pressure on Detroit Edison sales volumes Additional one-time cost savings helping offset weak demand prior to self implementation Detroit Edison self implemented rates on July 26th Minimal accounts receivable impact from rapid auto bankruptcies Strong Energy Trading results for the quarter and YTD Slowdown in steel industry impacting Power & Industrial Projects and utility sales Strong cash flow and liquidity YTD 2009 Continue to make investments to support future growth Solid Q2 2009 Results

Continuous improvement initiatives are driving ongoing cost savings Additional one-time cost savings have helped offset weak demand prior to self implementation Strong YTD results at Energy Trading 2009 Operating Earnings Guidance Remains on Track * Reconciliation to GAAP reported earnings included in the appendix 2009 Operating Earnings* Guidance ($ millions, except EPS) 6 2009 Guidance YTD 2009 Actual Earnings Drivers for Remainder of 2009 Solid YTD 2009 Results Lower than anticipated sales volumes at Detroit Edison $280 million self implementation at Detroit Edison Summer weather impacts Lower coke volumes at Power & Industrial

Detroit Edison 2009 Operating Earnings Drivers* * Reconciliation to GAAP reported earnings included in the appendix Assumptions ($ millions) 2008 Operating Earnings ($15) ($125) $331 2009 Operating Guidance $355-385 Economy Ongoing O&M Cost Savings $261 2008 Rate Orders Pension & Healthcare 8% sales reduction year over year Higher pension and healthcare expenses Higher interest expense related to higher long-term debt balance 2008 rate orders include December 2008 rate order and expiration of April 2008 show-cause rate reduction Ongoing O&M savings driven by continuous improvement initiatives One-time O&M savings include employee benefit reductions Other one-time savings include property tax settlement and one-time reductions not included in O&M July 2009 self implementation of $280 million rate increase $65 9.6% ROE 10.0% ROE 7 Weather One-Time O&M Cost Savings 7.0% ROE ($35) $50 $35 ($25) Interest Expense/Other 2009 Self Implement $75 Subtotal $15 Other One-Time Savings

8 Energy Trading 2009 Operating Earnings* ($ millions) * Reconciliation to GAAP reported earnings included in the appendix Strong YTD Energy Trading results Risk metrics and controls remain in line with prior years Projecting 2009 operating earnings will exceed guidance; earnings are more heavily loaded in first 6 months of the year Longer term we continue to target $40 - $50 million in annual operating earnings from Energy Trading $53 $43 $40 - $45 $67 Energy Trading Operating Earnings*

9 Overview 2nd Quarter 2009 Earnings Results Cash Flow and Capital Expenditures Summary

10 2nd Quarter 2009 Operating Earnings Per Share* Detroit Edison $0.50 Unconventional Gas Production ($0.01) Non-Utility $0.20 Gas Midstream $0.06 Corporate & Other ($0.05) MichCon** ($0.09) $0.56 Power and Industrial Projects ($0.01) * Reconciliation to GAAP reported earnings included in the appendix ** Includes Citizens Gas Utility Energy Trading $0.16

Increased pipeline revenues at Gas Midstream Lower coke sales at Power & Industrial (P&I) Q2 2008 depreciation catch-up for P&I assets that had been held for sale ($10M after-tax) Lower commodity prices in 2009 for Unconventional Gas Mark-to-market accounting losses in Q2 2008 and favorable taxes Q2 2009 at Energy Trading 11 2nd Quarter 2009 Operating Earnings Variance December 2008 rate order and O&M cost reductions partially offset by decreased sales volumes and cooler weather Drivers * Reconciliation to GAAP reported earnings included in the appendix Detroit Edison MichCon O&M cost reductions offset by customer conservation, increased depreciation expense and higher interest expense Operating Earnings* ($ millions, except EPS) 2Q 2008 2Q 2009 Change Non-Utility

12 Detroit Edison Variance Analysis * Reconciliation to GAAP reported earnings included in the appendix 2Q 2008 Operating Earnings ($13) ($34) $51 2Q 2009 Operating Earnings Economy $11 ($ millions) Detroit Edison Operating Earnings* Variance Drivers $83 Temperature-normal sales down 9% Cooler weather Q2 2009 December 2008 rate order and expiration of temporary rate reduction from show-cause settlement O&M driven by continuous improvement initiatives, intra-year timing of maintenance activities and one-time cost reduction efforts partially offset by higher benefit expense Catastrophic storm Q2 2008 Other primarily driven by a property tax settlement in Q2 2009 and other one-time reductions, partially offset by higher interest expense Rate Increase $35 O&M Other $8 Weather 2008 Storm $25

Detroit Edison Sales Volumes 13 Temperature normal sales volumes down 9% Q2 2009, which was a sharper downturn than anticipated Projecting 8% annual load loss for 2009; versus 6% prior projection Additional load loss heavily driven by reduced sales to lower margin industrial customers Service Area Sales Volume Temperature Normalized (GWh)

14 MichCon Variance Analysis Seasonal second quarter loss is typical Margin driven by customer conservation and higher lost and stolen gas O&M driven by continuous improvement initiatives and one- time cost reduction efforts partially offset by higher benefit expense Other primarily driven by higher depreciation and interest expense driven by increased asset base in 2009 ($ millions) MichCon Operating Earnings* Variance Drivers ($11) ($2) * Reconciliation to GAAP reported earnings included in the appendix ($5) ($15) $3 Margin O&M 2Q 2009 Operating Earnings 2Q 2008 Operating Earnings Other

2009 Utility O&M Expense* Significant increase in pension and healthcare expense (related to asset returns) Increases are more than offset by continuous improvement actions of $100 million and one-time cost savings of $30 million ($ millions) * Excludes bad debt expense and Energy Optimization Pension, healthcare, environmental and other costs 15 Utility O&M Expected to be Down $65 Million from 2008 Continuous Improvement and one-time cost savings Detroit Edison MichCon Total Utility Total Pre-Tax Continuous Improvement $50 $10 $60 $100 One-Time Savings 15 5 20 30 Savings Subtotal $65 $15 $80 $130 Pension / Healthcare (35) (5) (40) (65) Net O&M Savings $30 $10 $40 $65 2009 O&M Savings ($ millions, after-tax)

16 Overview 2nd Quarter 2009 Earnings Results Cash Flow and Capital Expenditures Summary

17 YTD June 2009 Cash Flow * Reconciliation to GAAP reported cash flow included in the appendix DTE Energy Cash Flow ($ billions) Drivers Free cash flow reached ~$700 million YTD 2009 Free cash flow is down from 2008 due to the phasing out of synfuel cash; 2008 net cash was enhanced by sale of Barnett properties YTD 2009 cash driven by intra-year timing Total debt pay down of $600 million YTD 2009; however, will partially reverse in remaining quarters Over $1.6 billion of available liquidity as of 6/30/2009

18 YTD June 2009 Capital Expenditures DTE Energy Capital Expenditures ($ millions) Drivers Detroit Edison increase driven by higher planned spring outages for fossil generation fleet and nuclear refueling MichCon decrease driven by lower routine capital and completion of storage expansion project in 2008 Lower non-utility spending driven by acquisition of a coke battery in 2008 and Unconventional Gas drilling Full year 2009 capital spending expected to decline ~20% from 2008

19 Overview 2nd Quarter 2009 Earnings Results Cash Flow and Capital Expenditures Summary

20 Constructive regulatory environment Realistic 2009 Plan Managing economic risk Investment opportunities support long term growth Well supported dividend DTE Energy: A Focused, Integrated Energy Strategy Save the Date: October 19th - DTE Energy Analyst Meeting

21 Contact Us DTE Energy Investor Relations www.dteenergy.com/investors 313-235-8030

Appendix

DTE Energy Trading Reconciliation of Operating Earnings* to Economic Net Income

DTE Energy

($ millions)


$67
($13)
$54
YTD 06/30/09 Operating Earnings*
EITF 02-3**
YTD 06/30/09 Economic Net Income


$20
$37
$57
YTD 06/30/08 Operating Earnings*
EITF 02-3**
YTD 06/30/08 Economic Net Income

- Economic net income equals economic gross margin*** minus O&M expenses and taxes.
- DTE Energy management uses economic net income as one of the performance measures for external communications with analysts and investors.
- Internally, DTE Energy uses economic net income as one of the measures to review performance against financial targets and budget.

Energy Trading YTD Operating Earnings*
($ millions, after-tax)

	2009	2008
Realized	$27	$54
Unrealized	60	(6)
O&M / Other	(20)	(28)
	$67	$20

Energy Trading Q2 Operating Earnings*
($ millions, after-tax)

	2009	2008
Realized	$8	$17
Unrealized	25	(10)
O&M / Other	(6)	(17)
	$27	$(10)

* Reconciliation to GAAP reported earnings included in the appendix

** Consists of the income statement effect of not recognizing changes in the fair market value of certain non-derivative contracts including physical inventory and capacity contracts for transportation, transmission and storage. These contracts are not MTM, instead are recognized for accounting purposes on an accrual basis.

*** Economic gross margin is the change in net fair value of realized and unrealized purchase and sale contracts including certain non-derivative contract costs

23

Auto Bankruptcy Impacts 24 GM $15 - $20 $4 Chrysler 6 - 12 5 Key Automotive Suppliers 5 - 10 2 - 5 $26 - $42 $11 - $14 DTE Energy Receivables Exposure (after-tax)* ($ millions) Prior Estimated Exposure Current Estimated Exposure * These after-tax income impacts are considered non-recurring, one-time events and are classified as non-operating income adjustments

Net Production Rate (Mmcfe/day) Gross Producing Wells 166 Reserves (Bcfe) Acreage Position (000's Acres) Net Undeveloped Acres Net Developed Acres Barnett Shale Operating Metrics 15 6/30/09 45 60 14 46 YE2008 60 6/30/09 YE2008 156 16 6/30/09 YE2008 16 25 YE2008 YE2007 Probable Proven 192 144 336 265 167 432 Continue to prudently manage and develop Barnett assets Invest $20 - $25M Drill 10 - 15 wells Produce 5 - 6 Bcfe net Focus on cost reduction & production optimization Drilled 6 new wells Net Production of 2.7 Bcfe Capital Expenditures $12 million 2009 YTD Results 2009 Goals

DTE Energy - Liquidity Summary 26 As of 6/30/09 ($ millions) * Includes $150 million of bilateral bank loans Available Liquidity

27 2009 Capital & Cash Flow Guidance Capital Summary ($ millions) * Reconciliation to GAAP reported cash flow included in the appendix Cash Flow Summary ($ billions) Plan to issue $60 - $80 million of equity in 2009 to fund Dividend Reinvestment and employee benefit programs *

28 Reconciliation of 2Q 2009 Reported to Operating Earnings Use of Operating Earnings Information - DTE Energy management believes that operating earnings provide a more meaningful representation of the company's earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors.

Reconciliation of 2Q 2008 Reported to Operating Earnings Use of Operating Earnings Information - DTE Energy management believes that operating earnings provide a more meaningful representation of the company's earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors. 29

30 Reconciliation of YTD 2009 Reported to Operating Earnings Use of Operating Earnings Information - DTE Energy management believes that operating earnings provide a more meaningful representation of the company's earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors.

31 Reconciliation of YTD 2008 Reported to Operating Earnings Use of Operating Earnings Information - DTE Energy management believes that operating earnings provide a more meaningful representation of the company's earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors.

32 Reconciliation of 2008 Reported to Operating Earnings Use of Operating Earnings Information - DTE Energy management believes that operating earnings provide a more meaningful representation of the company's earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors.

Reconciliation of 2007 Reported to Operating Earnings Use of Operating Earnings Information - DTE Energy management believes that operating earnings provide a more meaningful representation of the company's earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors. 33

34 Reconciliation of 2009 Reported to Operating Earnings Use of Operating Earnings Information - DTE Energy management believes that operating earnings provide a more meaningful representation of the company's earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors. In this presentation, DTE Energy provides 2009 guidance for operating earnings. It is likely that certain items that impact the company's 2009 reported results will be excluded from operating results. A reconciliation to the comparable 2009 reported earnings/net income guidance is not provided because it is not possible to provide a reliable forecast of specific line items. These items may fluctuate significantly from period to period and may have a significant impact on reported earnings.

35 Reconciliation of Cash from Operations to Adjusted Cash from Operations * accounted for in the investing activities section of the statement of cash flows Adjusted Cash From Operations Use of Adjusted Cash From Operations - DTE Energy management believes that adjusted cash from operations provide a more meaningful representation of the company's cash from ongoing operations and uses adjusted cash from operations as a primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses adjusted cash from operations to measure performance against budget and to report to the Board of Directors.